UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

TE CONNECTIVITY LTD.
(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Rheinstrasse 20
CH-8200 Schaffhausen
Switzerland
(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61
(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Form 8-K filed on February 5, 2016, TE Connectivity Ltd. (the “Company”) announced that its Executive Vice President and Chief Financial Officer, Robert W. Hau, will resign from the Company effective as of March 4, 2016.  The Company has initiated a process of evaluating both internal and external candidates for the role of Chief Financial Officer.  On February 10, 2016, the Board of Directors of the Company appointed Mario Calastri, the Company’s Senior Vice President and Treasurer, as acting Chief Financial Officer.  Mr. Calastri will continue in his role as Treasurer of the Company during this interim period.

Mr. Calastri, 58, has been Senior Vice President and Treasurer of the Company since our separation from Tyco International in June 2007. He was Vice President and Assistant Treasurer of Tyco International between 2005 and June 2007. Prior to joining Tyco International, Mr. Calastri was Vice President, Finance and Planning for IBM Global Financing EMEA in 2004 and Assistant Treasurer of IBM Corporation from 1999 to 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 16, 2016	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
Name: Harold G. Barksdale
Title: Corporate Secretary